UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2012

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2012, we, entered into an Agreement with Itea S.p.A. (“Itea”) for the development of pressurized oxy-combustion in North America (the “Agreement”). Under the Agreement, our subsidiary, Unity Power Alliance LLC (“UPA”) will utilize the proprietary technology of Itea and of our subsidiary, ThermoEnergy Power Systems LLC (“TEPS”) for the following purposes (the “Project”): (i) advancing, developing and promoting the use of the coal application of pressurized oxy-combustion in North America (the “Territory”); (ii) constructing a pilot plant utilizing such technology (the “Pilot Plant”); (iii) subsequently constructing a demonstration facility based on the technology as implemented in the Pilot Plant (the “Demonstration Plant”); and (iv) if Funding Opportunity DE-FOA-0000636, for which UPA has applied to the U.S. Department of Energy, is awarded to UPA, performing such contract. In the Agreement, we have also agreed that Itea may, at any time on or before December 20, 2012, acquire a 50% ownership interest in UPA for nominal consideration.

The Agreement provides that, following Itea’s acquisition of an ownership interest, UPA shall be governed by a four-member Board of Directors, with two directors nominated by us and two directors nominated by Itea. The Managing Director of UPA will be one of the directors whom we nominate. Our Board of Directors has designated Cary G. Bullock, our Chairman and CEO, and Robert Marrs, our Vice President – International Business Development, to serve on the UPA Board of Directors, with Mr. Marrs to be designated as Managing Director.

The Agreement provides that the administrative expenses of UPA shall be borne jointly by us and Itea, and that financing for all development expenses will be obtained from third parties.

We have agreed that, when the limited purposes of UPA have been completed, UPA will be liquidated. Further, if UPA is unable to obtain funding for the proposed Pilot Plant project within twenty-four months after the date on which Itea acquires an ownership interest in UPA, at Itea’s request the entity will be liquidated unless we purchase Itea’s interest in UPA at a price to be agreed in good faith.

The Agreement contains other conventional terms, including without limitation provisions for early termination, confidentiality of shared information, and restrictions on either party’s transfer of its interest in UPA.

Pursuant to the Agreement, on June 20, 2012, we, TEPS, Itea and UPA entered into a Detailed License Contract (the “License Agreement”). Under the License Agreement, we and TEPS have granted to UPA a non-exclusive, non-transferable royalty-free license to use our intellectual property and know-how relating to oxy-combustion at very high pressures and Itea has granted to UPA a non-exclusive, non-transferable royalty-free license to use Itea’s intellectual property and know-how relating to oxy-combustion at somewhat lower pressures. The licenses to UPA become effective upon Itea’s acquisition of an ownership interest in UPA, and are limited to use in the Project.

The License Agreement further provides that, if UPA successfully obtains funding and project support to execute the Pilot Plant, the parties may grant licenses of their respective intellectual property and know-how to each other or to third parties for the operation of power plants based on such intellectual property and know-how with royalties to be shared as follows:

(a)	Itea shall pay to us 50% of the royalties earned by Itea from use of Itea’s intellectual property and know-how in the operation of the first four power plants operated by us or our affiliates in the Territory; and

(b)	Itea shall pay to us 10% of the royalties earned, during a period of ten years, by Itea from use of Itea’s intellectual property and know-how in the operation of (i) any power plants beyond the first four operated by us or (ii) any power plants operated by third parties in the Territory; and
(c)	We will pay to Itea 30% of the royalties earned, during a period of fifteen years, by us or TEPS from use of our intellectual property and know-how in the operation of any power plants operated by ITEA or any third parties anywhere in the world (except Europe); and
(d)	We will pay to Itea 60% of the royalties earned, during a period of fifteen years, by us or TEPS from use of our intellectual property and know-how in the operation of any power plants operated by ITEA or any third parties in Europe.

Further, the License Agreement provides that, if UPA successfully obtains funding and project support to execute the Demonstration Plant, Itea shall pay to us 15%, rather than 10%, of the royalties earned, during a period of ten years, by Itea from use of Itea’s intellectual property and know-how in the operation of (i) any power plants beyond the first four operated by us or (ii) any power plants operated by third parties in the Territory.

The License Agreement also provides that if UPA successfully obtains funding and project support to execute the Pilot Plant, royalties for licenses used in the construction of power plants will be shared as follows:

(a)	Itea shall pay to us 10% of the royalties earned, during a period of ten years, by Itea from use of Itea’s intellectual property and know-how in the construction of any power plants by third parties in the Territory; and
(b)	We will pay to Itea 30% of the royalties earned, during a period of fifteen years, by us or TEPS from use of our intellectual property and know-how in the construction of any power plants by third parties anywhere in the world (except Europe); and
(c)	We will pay to Itea 60% of the royalties earned, during a period of fifteen years, by us or TEPS from use of our intellectual property and know-how in the construction of any power plants by third parties in Europe.

Further, the License Agreement provides that, if UPA successfully obtains funding and project support to execute the Demonstration Plant, Itea shall pay to us 15%, rather than 10%, of the royalties earned, during a period of ten years, by Itea from use of Itea’s intellectual property and know-how in the construction of any power plants by third parties in the Territory.

We have agreed that any improvements by UPA related to the intellectual property and know-how of either party will, to the extent they cannot be separated, be owned in common by us and Itea, with all royalties from the use of such improvements in the construction or operation of power plants being split 50/50.

The License Agreement shall, with respect to UPA, terminate upon termination of the Agreement. With respect to us and Itea, the License Agreement will remain in effect for a term of fifteen years commencing on the date on which Itea acquires an ownership interest in UPA, unless the parties mutually agree to an extension.

The License Agreement contains other conventional terms, including without limitation provisions for early termination, confidentiality of shared information, enforcement of intellectual property rights, the mutual provision of technical assistance, reporting and record keeping, and representations and warranties concerning certain matters including each party’s ownership of its intellectual property and the due authorization of the execution, delivery and performance of the License Agreement.

The Agreement and the License Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the foregoing descriptions of their terms are qualified in their entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
10.1	Agreement, dated June 20, 2012, by and between ThermoEnergy Corporation and Itea S.p.A*
10.2	Detailed License Agreement, dated June 20, 2012, by and between ThermoEnergy Corporation, ThermoEnergy Power Systems LLC, Itea S.p.A. and Unity Power Alliance LLC

* Note:	The Annex to this Agreement is not being filed herewith. We agree to furnish supplementally a copy of such omitted Annex to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer

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